Exhibit 99.1

Pegasystems Announces Financial Results for Fourth Quarter and Full Year 2015

GAAP License and Cloud Revenue up 23% While Achieving Record Backlog

CAMBRIDGE, Mass. – February 25, 2016 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced results for its fourth quarter and full year ended December 31, 2015.

“Q4 was a very strong quarter capping off a record year for Pega that included record revenue, backlog, and bookings” said Alan Trefler, Founder and CEO, Pegasystems. “For the full year, total GAAP revenue was $683 million, an increase of 16% over 2014. We grew GAAP license and cloud revenue 23% over the full year 2014 while increasing backlog 15% over the prior year-end.”

“We continue to be very positive about how our value proposition is being received and about our long-term growth opportunities,” continued Mr. Trefler, “We are extremely well positioned in the market as the pace of change for organizations continues to increase. We believe the need for strategic applications to help them manage and leverage that change for competitive advantage – while gaining efficiencies and connecting their businesses from back office to front office – will continue to be in demand.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended December 31,
($ in thousands except per share amounts)	2015	2015	2014	2014	% Increase
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$204,355	$204,355	$168,924	$169,050	21%	21%
License Revenue	$95,168	$95,168	$77,418	$77,418	23%	23%
Cloud Revenue	$8,926	$8,926	$4,468	$4,531	100%	97%
Net Income	$20,958	$29,582	$20,104	$26,104	4%	13%
Diluted Earnings per share	$0.26	$0.37	$0.26	$0.33	0%	12%

	Year Ended December 31,
($ in thousands except per share amounts)	2015	2015	2014	2014	% Increase
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$682,695	$682,695	$590,004	$593,448	16%	15%
License Revenue	$275,588	$275,588	$232,336	$233,901	19%	18%
Cloud Revenue	$30,626	$30,626	$16,614	$17,332	84%	77%
Net Income	$36,322	$63,960	$33,255	$58,167	9%	10%
Diluted Earnings per share (2)	$0.46	$0.81	$0.42	$0.74	10%	9%

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.
(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Cash: Total cash, cash equivalents, and marketable securities at December 31, 2015 was $219.1 million, up 4% from December 31, 2014.

Cash generated from operations for the full year 2015 was $62.5 million. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $51.5 million for 2015.

License and Cloud Backlog: The Company computes license and cloud backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled, and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	December 31,
($ in thousands)	2015	2014	% Change
Total billed deferred license and cloud revenue	63,412	63,048	1%
Total off-balance sheet license and cloud commitments (2)	356,388	301,409	18%
TOTAL LICENSE AND CLOUD BACKLOG	419,800	364,457	15%

(1)	See historical quarterly license backlog amounts including cloud in a separate schedule at the end of this release.
(2)	See the “Future Cash Receipts from License and Cloud Arrangements” table on page 34 of the Annual Report on Form 10-K for the period ending December 31, 2015.

Business Outlook: As of February 25, 2016, Pegasystems is initiating revenue and EPS guidance for the full year 2016 as follows:

Full Year 2016 Revenue: GAAP and non-GAAP revenue for the full year 2016 is projected to be approximately $780 million.

Full Year 2016 Earnings Per Share: GAAP diluted earnings per share for the full year 2016 is expected to be approximately $0.50. Non-GAAP diluted earnings per share for the full year 2016 is expected to be approximately $0.95.

See the reconciliation of our GAAP diluted EPS guidance to non-GAAP diluted EPS guidance for the full year of 2016 at the end of this release.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EST today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including our guidance regarding 2016 GAAP and non-GAAP revenue and diluted earnings per share. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance”, or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for our time and materials professional services arrangements; the inherent risks associated with international operations and the continued weakness in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions and any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of February 25, 2016. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 25, 2016.

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

PegaInvestorRelations@pega.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Software license	$95,168	$77,418	$275,588	$232,336
Maintenance	52,436	48,684	202,802	186,239
Services	56,751	42,822	204,305	171,429

Total revenue	204,355	168,924	682,695	590,004

Cost of revenue:
Software license	1,019	1,127	4,125	4,959
Maintenance	5,603	4,921	21,903	20,014
Services	46,543	40,060	187,418	160,121

Total cost of revenue (1)	53,165	46,108	213,446	185,094

Gross profit	151,190	122,816	469,249	404,910

Operating expenses:
Selling and marketing	71,623	55,886	241,387	206,658
Research and development	32,126	28,101	126,374	108,591
General and administrative	10,600	9,065	36,738	37,442
Acquisition-related	50	71	89	488
Restructuring	—	—	—	192

Total operating expenses (1)	114,399	93,123	404,588	353,371

Income from operations	36,791	29,693	64,661	51,539
Foreign currency transaction gain (loss)	174	(1,242)	(4,168)	(3,769)
Interest income, net	249	215	1,056	683
Other (expense) income, net	(716)	48	(1,044)	(459)

Income before provision for income taxes	36,498	28,714	60,505	47,994
Provision for income taxes	15,540	8,610	24,183	14,739

Net income	$20,958	$20,104	$36,322	$33,255

Earnings per share :
Basic	$0.27	$0.27	$0.47	$0.44

Diluted	$0.26	$0.26	$0.46	$0.42

Weighted-average number of common shares outstanding:
Basic	76,466	76,369	76,507	76,327
Diluted	79,456	78,531	79,043	78,531
Dividends declared per share	$0.03	$0.03	$0.12	$0.105

(1) Includes stock-based compensation as follows:
Cost of revenue	$2,253	$1,519	$8,772	$5,335
Operating expenses	$4,796	$3,965	$21,282	$13,870

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Three Months Ended December 31,						% Increase (Decrease)
	2015		2015	2014		2014
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$204,355	$—	$204,355	$168,924	$126	$169,050	21%		21%
Software license	95,168	—	95,168	77,418	—	77,418	23%		23%
Maintenance	52,436	—	52,436	48,684	63	48,747	8%		8%
Services	56,751	—	56,751	42,822	63	42,885	33%		32%
TOTAL COST OF REVENUE	$53,165	$(3,604)	$49,561	$46,108	$(2,870)	$43,238	15%		15%
Amortization of intangible assets (2)	1,351	(1,351)	—	1,351	(1,351)	—
Stock-based compensation	2,253	(2,253)	—	1,519	(1,519)	—
GROSS MARGIN%	74%		76%	73%		74%	128	BP	132	bp
TOTAL OPERATING EXPENSES (3)	$114,399	$(6,132)	$108,267	$93,123	$(5,857)	$87,266	23%		24%
Amortization of intangible assets (2)	1,615	(1,615)	—	1,821	(1,821)	—
Stock-based compensation	4,796	(4,796)	—	3,965	(3,965)	—
Other adjustments	(329)	329	—	—	—	—
Acquisition-related	50	(50)	—	71	(71)	—
INCOME FROM OPERATIONS	$36,791	$9,736	$46,527	$29,693	$8,853	$38,546	24%		21%
OPERATING MARGIN%	18%		23%	18%		23%	43	bp	(3	) bp
INCOME TAX EFFECTS (4)	$15,540	$1,112	$16,652	$8,610	$2,853	$11,463	80%		45%
NET INCOME	$20,958	$8,624	$29,582	$20,104	$6,000	$26,104	4%		13%
DILUTED EARNINGS PER SHARE	$0.26	$0.11	$0.37	$0.26	$0.07	$0.33	0%		12%
DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	79,456	—	79,456	78,531	—	78,531	1%		1%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Year Ended December 31,						% Increase
	2015		2015	2014		2014
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$682,695	$—	$682,695	$590,004	$3,444	$593,448	16%		15%
Software license	275,588	—	275,588	232,336	1,565	233,901	19%		18%
Maintenance	202,802	—	202,802	186,239	533	186,772	9%		9%
Services	204,305	—	204,305	171,429	1,346	172,775	19%		18%
TOTAL COST OF REVENUE	$213,446	$(14,089)	$199,357	$185,094	$(11,352)	$173,742	15%		15%
Amortization of intangible assets (2)	5,392	(5,392)	—	6,017	(6,017)	—
Stock-based compensation	8,772	(8,772)	—	5,335	(5,335)	—
Other adjustments	(75)	75	—	—	—	—
GROSS MARGIN%	69%		71%	69%		71%	11	bp	8	bp
TOTAL OPERATING EXPENSES (3)	$404,588	$(23,997)	$380,591	$353,371	$(22,342)	$331,029	14%		15%
Amortization of intangible assets (2)	6,810	(6,810)	—	7,792	(7,792)	—
Stock-based compensation	21,282	(21,282)	—	13,870	(13,870)	—
Other adjustments	(4,184)	4,184	—	—	—	—
Acquisition-related	89	(89)	—	488	(488)	—
Restructuring	—	—	—	192	(192)	—
INCOME FROM OPERATIONS	$64,661	$38,086	$102,747	$51,539	$37,138	$88,677	25%		16%
OPERATING MARGIN%	9%		15%	9%		15%	74	bp	11	bp
INCOME TAX EFFECTS (4)	$24,183	$10,448	$34,631	$14,739	$12,226	$26,965	64%		28%
NET INCOME	$36,322	$27,638	$63,960	$33,255	$24,912	$58,167	9%		10%
DILUTED EARNINGS PER SHARE	$0.46	$0.35	$0.81	$0.42	$0.32	$0.74	10%		9%
DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	79,043	—	79,043	78,531	—	78,531	1%		1%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of Antenna Software, Inc. and its subsidiaries (“Antenna”) in October 2013. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies. No adjustments were made to revenue for 2015.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated primarily with the Antenna and 2014 acquisitions. These acquisition-related expenses were primarily professional fees to affect the acquisitions. We have also incurred restructuring expenses related to the integration of the Antenna acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring expenses consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Other adjustments: We reached an agreement with the former shareholders of Antenna to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the first quarter of 2015. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the first quarter of 2015. In the fourth quarter of 2015, we reduced our estimate of the additional cash consideration payable to selling shareholders of one of the three companies acquired in 2014 based on the achievement of certain performance milestones. We believe the benefits associated with these items are not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of December 31, 2015 is as follows:

(in thousands)
2016	$11,517
2017	9,818
2018	8,819
2019	3,027
2020 and thereafter	237

Total intangible assets subject to amortization	$33,418

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended December 31,
	2015		2015	2014		2014
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$71,623	$(3,824)	$67,799	$55,886	$(3,045)	$52,841
Amortization of intangible assets	1,525	(1,525)	—	1,526	(1,526)	—
Stock-based compensation	2,628	(2,628)	—	1,519	(1,519)	—
Other Adjustments	(329)	329	—	—	—	—
Research and development	$32,126	$(1,938)	$30,188	$28,101	$(1,640)	$26,461
Stock-based compensation	1,938	(1,938)	—	1,640	(1,640)	—
General and administrative	$10,600	$(320)	$10,280	$9,065	$(1,101)	$7,964
Amortization of intangible assets	90	(90)	—	295	(295)	—
Stock-based compensation	230	(230)	—	806	(806)	—
Acquisition-related	$50	$(50)	$—	$71	$(71)	$—
TOTAL OPERATING EXPENSES	$114,399	$(6,132)	$108,267	$93,123	$(5,857)	$87,266

	Year Ended December 31,
	2015		2015	2014		2014
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$241,387	$(14,702)	$226,685	$206,658	$(11,403)	$195,255
Amortization of intangible assets	6,127	(6,127)	—	6,022	(6,022)	—
Stock-based compensation	8,911	(8,911)	—	5,381	(5,381)	—
Other adjustments	(336)	336	—	—	—	—
Research and development	$126,374	$(7,676)	$118,698	$108,591	$(4,841)	$103,750
Stock-based compensation	8,116	(8,116)	—	4,841	(4,841)	—
Other adjustments	(440)	440	—	—	—	—
General and administrative	$36,738	$(1,530)	$35,208	$37,442	$(5,418)	$32,024
Amortization of intangible assets	683	(683)	—	1,770	(1,770)	—
Stock-based compensation	4,255	(4,255)	—	3,648	(3,648)	—
Other adjustments	(3,408)	3,408	—	—	—	—
Acquisition-related	$89	$(89)	$—	$488	$(488)	$—
Restructuring	$—	$—	$—	$192	$(192)	$—
TOTAL OPERATING EXPENSES	$404,588	$(23,997)	$380,591	$353,371	$(22,342)	$331,029

(4)	The GAAP income tax effects were calculated using an effective tax rate of 42.6% and 30% for the fourth quarter of 2015 and 2014, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 36% and 30.5% for the fourth quarter of 2015 and 2014, respectively.

The GAAP income tax effects were calculated using an effective tax rate of 40% and 30.7% for the full year 2015 and 2014, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 35.1% and 31.7% for the full year 2015 and 2014, respectively.

The differences between our GAAP and non-GAAP effective tax rates for 2015 primarily relate to the favorable impact of stock-based compensation expense adjustments on non-GAAP effective tax rates. The differences between our GAAP and non-GAAP effective tax rates for 2014 primarily relate to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

Pegasystems Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of December 31, 2015	As of December 31, 2014
Current Assets:
Cash and cash equivalents	$93,026	$114,585
Marketable securities	126,052	96,631

Total cash, cash equivalents, and marketable securities	219,078	211,216
Trade accounts receivable, net	211,846	154,844
Deferred income taxes	12,380	12,974
Income taxes receivable	4,770	4,502
Other current assets	10,791	9,544

Total current assets	458,865	393,080
Property and equipment, net	31,319	30,156
Long-term deferred income taxes	53,350	69,258
Long-term other assets	4,030	2,783
Intangible assets, net	33,418	45,664
Goodwill	46,776	46,860

Total assets	$627,758	$587,801

Current liabilities:
Accounts payable	$12,675	$4,752
Accrued expenses	42,768	42,958
Accrued compensation and related expenses	55,872	47,250
Deferred revenue	155,873	134,672

Total current liabilities	267,188	229,632
Income taxes payable	5,618	24,896
Long-term deferred revenue	15,805	20,859
Other long-term liabilities	16,288	17,709

Total liabilities	304,899	293,096
Stockholders’ equity:	322,859	294,705

Total liabilities and stockholders’ equity	$627,758	$587,801

Pegasystems Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31,
	2015	2014
Operating activities:
Net income	$36,322	$33,255
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(7,374)	(17,283)
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	30,321	28,290
Stock-based compensation expense	30,054	19,205
Change in operating assets and liabilities, net	(26,795)	36,422

Cash provided by operating activities	62,528	99,889

Cash used in investing activities	(44,452)	(37,657)

Cash used in financing activities	(35,384)	(24,032)

Effect of exchange rates on cash and cash equivalents	(4,251)	(3,846)

Net (decrease) increase in cash and cash equivalents	(21,559)	34,354
Cash and cash equivalents, beginning of period	114,585	80,231

Cash and cash equivalents, end of period	$93,026	$114,585

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2015	2015	2015	2015	2014	2014	2014	2014
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total billed deferred license and cloud revenue	63,412	55,370	61,339	79,639	63,048	68,561	54,938	62,741

Total off-balance sheet license and cloud commitments	356,388	324,340	330,043	294,412	301,409	265,309	298,658	270,243

TOTAL LICENSE AND CLOUD BACKLOG	$419,800	$379,710	$391,382	$374,051	$364,457	$333,870	$353,596	$332,984

Pegasystems Inc.

FY 2016 Reconciliation of Forward-Looking Guidance

($ in thousands, except per share amounts)

	Full Year 2016
Net Income and Diluted EPS - GAAP basis	$39,893	$0.50
Adjustment to exclude amortization of intangible assets, net of tax	7,688	0.10
Adjustment to exclude stock-based compensation, net of tax	27,320	0.35

Net Income and Diluted EPS - Non-GAAP basis	$74,901	$0.95